EXHIBIT 99.1

NEWS RELEASE

Greenway Revises Fiscal 2013 Outlook

Expects Revenue of $132-$134 million, Adjusted EBITDA of $5.8-$6.8 million

April 29, 2013, Carrollton, GA — Based on its preliminary results for the third quarter of fiscal 2013 as well as its estimates for the fiscal fourth quarter, Greenway Medical Technologies, Inc. (NYSE: GWAY), is revising its previously issued outlook for its 2013 fiscal year that will end June 30, 2013, to include expected revenue of $132 million to $134 million, and adjusted EBITDA of $5.8 million to $6.8 million. Greenway delivers innovative software and business service solutions for healthcare providers through its PrimeSUITE® platform.

Greenway’s preliminary results from operations for the fiscal third quarter, and anticipated activity for the fourth quarter, indicate an accelerated shift in revenue generated from the Company’s cloud-based subscription solutions including the fully integrated platform PrimeSUITE +S, the addition of cloud-based solutions that promote data liquidity, consumer engagement, and mobile accessibility to PrimeSUITE, as well as growth of the Company’s clinically driven revenue cycle management platform. This is offset by lower-than-anticipated one-time system sales as well as deferred training and consulting revenue at several large enterprise sites.

The following table summarizes the Company’s revised outlook for fiscal 2013 as of April 29, 2013:

Range ($ in millions except per share data)
Revenue	$132.0 to $134.0
Gross profit	$68.0 to $70.0
Margin	51.5% to 52.2%
Operating income (loss)	($7.0) to ($6.0)
GAAP net income (loss)	($6.7) to ($5.7)
GAAP EPS	($0.13) to ($0.11)
Adjusted EBITDA	$5.8 to $6.8
Margin	4.4% to 5.1%

For the three months ended March 31, 2013, Greenway expects to report revenue from recurring sources of approximately 56 percent of total revenue, up from almost 46 percent for the prior-year period. Through nine months ended March 31, 2013, revenue from recurring sources is expected to be approximately 54 percent, up from almost 47 percent for the comparable prior-year period. The Company’s mix of revenue from recurring and non-recurring sources is also affected by lower system sales and deferred training and implementation.

“A key element to our long-term strategy is a deliberate shift to revenue from recurring sources, and these efforts are leading to adoption of our comprehensive PrimeSUITE platform through our cloud-based offerings at a rate that is greater than had been anticipated,” said Tee Green, president and chief executive officer of Greenway Medical Technologies, Inc. “This has had the impact of reducing system sales associated with one-time licenses, but generates a predictable recurring revenue stream. This interest in our cloud-based services is coming from all provider groups, including large enterprises. We continue to work with our new enterprise customers to deliver the Greenway experience, which includes award-winning training and services.”

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Greenway Revises Fiscal 2013 Outlook
April 29, 2013

During the three months ended March 31, 2013, Greenway added more than 425 providers to its PrimeSUITE platform, including more than 70 providers to its recently launched clinically driven revenue cycle management platform. There are more than 13,875 providers on Greenway’s PrimeSUITE platform as of March 31, 2013.

Greenway will report its third quarter results from operations on Monday, May 6, 2013, after the market closes, and will host an investor conference call that afternoon at 5 p.m. Eastern Daylight Time. The call can be accessed by dialing (866) 700-6067 or (617) 213-8834 for international calls. The participant code is 65582046. For listen-only mode, participants should go to the Investors section of www.greenwaymedical.com prior to the call to register and download the necessary audio software.
An audio replay will be posted following the call and will be available from approximately 7 p.m. Eastern time on May 6. The replay will be accessible through a link on www.greenwaymedical.com/investors.

Explanation of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. GAAP. The Company’s management believes that investors may wish to consider the impact of certain non-cash or non-recurring items as a supplement to financial performance measures in accordance with GAAP. Management also presents results of operations before such items to evaluate operating performance, compare performance against past periods and as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate operating results and trends. Greenway’s non-GAAP adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, acquisition-related transaction costs and stock-based compensation.

About Greenway and PrimeSUITE

Greenway Medical Technologies, Inc. (NYSE: GWAY) delivers smarter solutions for smarter healthcare™. PrimeSUITE® — Greenway’s certified and fully integrated electronic health record, practice management and interoperability platform — helps improve care coordination, quality and cost-efficiency as part of a smarter, sustainable healthcare system. Thousands of care providers across primary care and more than 30 specialties and sub-specialties use cloud-based, remote-hosted or on-premise Greenway® solutions in healthcare enterprises, physician practices and clinics nationwide. For details, see greenwaymedical.com, Twitter, Facebook or YouTube.

Greenway Revises Fiscal 2013 Outlook
April 29, 2013

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition, growth strategy, business development efforts, service offerings, and service delivery models. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include, but are not limited to, our ability to adapt to evolving technology and industry standards; our ability to implement our growth strategy; our ability to retain management and other qualified personnel; failure to prevent disruptions in service or damage to our third-party providers’ data centers; failure to avoid liability for the use of content we provide; accelerated transition to a subscription pricing model, which would reduce our near-term revenues; regulation of the healthcare information technology industry; our ability to ensure our solutions meet industry and government standards; failure to maintain adequate security measures for our customers’ confidential information and personal identifiable information and their patients’ protected health information; our ability to obtain new provider customers; failure of the HITECH Act and other incentive programs to be fully implemented or funded by the government; our ability to implement our strategic relationships as currently intended; failure to establish, protect or enforce our intellectual property; restrictions in our credit facility and future indebtedness. Further information concerning these and other factors is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The Company disclaims any obligation or duty to update or modify these forward-looking statements.

Greenway, the Greenway logo and PrimeSUITE are registered trademarks and the phrase “smarter solutions for smarter healthcare” is a trademark of Greenway Medical Technologies, Inc. Other product or company names are the property of their respective owners.

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Contact:

Bob Kneeley, Vice President, Investor Relations (678) 390-7262 bobkneeley@greenwaymedical.com